EXHIBIT 99.1

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of Rosetta Stone Inc.
Arlington, Virginia

We have audited the accompanying financial statements of Livemocha, Inc. (the “Company”), which comprise the balance sheets as of December 31, 2012 and 2011, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Livemocha, Inc. as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 1 to the financial statements, on April 1, 2013, the Company was acquired by Rosetta Stone Inc.

/s/ Deloitte & Touche LLP

Seattle, Washington

June 12, 2013

LIVEMOCHA, INC.

BALANCE SHEETS

AS OF DECEMBER 31, 2012 AND 2011

	2012	2011
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$705,758	$3,544,175
Accounts receivable	452,370	165,830
Prepaid expenses	83,992	99,362
Deferred revenue share	—	2,477

Total current assets	1,242,120	3,811,844

PROPERTY AND EQUIPMENT — Net of accumulated depreciation of $176,532 and $126,778 in 2012 and 2011, respectively	46,778	73,653

OTHER ASSETS
Security deposit	30,129	39,759

TOTAL ASSETS	$1,319,027	$3,925,256

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$442,130	$786,833
Accrued vacation	94,799	82,422
Accrued compensation	156,766	218,332
Deferred revenue	1,144,594	963,670
Current portion of long-term debt	871,350	—

Total current liabilities	2,709,639	2,051,257

LONG-TERM DEBT	1,603,769	—

Total liabilities	4,313,408	2,051,257

COMMITMENTS AND CONTINGENCIES (Note 7)

STOCKHOLDERS’ (DEFICIT) EQUITY:
Series A preferred stock, par value, $0.00001 per share — authorized, issued, and outstanding, 6,123,489 shares; liquidation preference of $6,295,682	5,940,397	5,940,397
Series B preferred stock, par value, $0.00001 per share — authorized, issued, and outstanding, 18,868,813 shares; liquidation preference of $8,000,000	7,951,433	7,951,433
Series C preferred stock, par value, $0.00001 per share — authorized, issued, and outstanding, 6,361,240 shares; liquidation preference of $5,000,000	4,945,819	4,945,819
Preferred stock warrants	9,520	9,520
Common stock, par value, $0.00001 per share — authorized, 60,000,000 shares; issued and outstanding, 9,263,010 and 9,207,936 shares, respectively	92	92
Additional paid-in capital	406,021	299,837
Accumulated deficit	(22,247,663)	(17,273,099)

Total stockholders’ (deficit) equity	(2,994,381)	1,873,999

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$1,319,027	$3,925,256

See notes to financial statements.

LIVEMOCHA, INC.

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

	2012	2011

REVENUE:
Advertising and service fees	$292,380	$105,814
Language courses	3,521,694	2,043,633
Preferred distribution and platform fees	84,618	800,000

Total revenue	3,898,692	2,949,447

COST OF REVENUE	1,513,378	1,142,163

GROSS PROFIT	2,385,314	1,807,284

OPERATING EXPENSES:
Sales and marketing	1,632,078	2,768,665
Research and development	3,479,845	3,735,957
General and administrative	2,119,457	1,911,673

Total operating expenses	7,231,380	8,416,295

LOSS FROM OPERATIONS	(4,846,066)	(6,609,011)

OTHER EXPENSE:
Interest income	207	431
Interest expense	(134,514)	(1,833)
Other expense - net	1,452	(479)

Total other expense	(132,855)	(1,881)

LOSS BEFORE INCOME TAX BENEFIT (EXPENSE)	(4,978,921)	(6,610,892)

Income tax benefit (expense)	4,358	(78,224)

NET LOSS	$(4,974,563)	$(6,689,116)

See notes to financial statements.

LIVEMOCHA, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

							Preferred Stock
	Preferred Stock		Preferred Stock		Preferred Stock		Warrants				Common Stock		Additional
	Series A		Series B		Series C		Series A		Common Stock		Warrants		Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total

BALANCE — January 1, 2011	6,123,489	$5,940,397	18,868,813	$7,951,433	—	$—	14,590	$9,520	9,151,270	$93	50,000	$2,500	$176,551	$(10,583,983)	$3,496,511

Issuance of Series C preferred stock					6,361,240	4,945,819									4,945,819

Issuance of common stock warrants											1,000,000				—

Issuance of common stock from exercise of common stock warrants									50,000		(50,000)	(2,500)	2,500		—

Stock-based compensation													119,035		119,035

Repurchase of common stock									(7,500)	(1)			(374)		(375)

Issuance of common stock from exercise of stock options									14,166				2,125		2,125

Net loss														(6,689,116)	(6,689,116)

BALANCE — December 31, 2011	6,123,489	5,940,397	18,868,813	7,951,433	6,361,240	4,945,819	14,590	9,520	9,207,936	92	1,000,000	—	299,837	(17,273,099)	1,873,999

Cancellation of common stock warrants											(1,000,000)				—

Stock-based compensation													97,923		97,923

Issuance of common stock from exercise of stock options									55,074				8,260		8,260

Net loss														(4,974,563)	(4,974,563)

BALANCE — December 31, 2012	6,123,489	$5,940,397	18,868,813	$7,951,433	6,361,240	$4,945,819	14,590	$9,520	9,263,010	$92	—	$—	$406,020	$(22,247,662)	$(2,994,381)

See notes to financial statements.

LIVEMOCHA, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

	2012	2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,974,563)	$(6,689,116)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	49,754	47,001
Stock-based compensation	97,923	119,035
Changes in:
Accounts receivable	(286,541)	(153,491)
Prepaid expenses	25,000	(36,087)
Deferred revenue share	2,477	35,898
Accounts payable and other accrued liabilities	(344,704)	186,849
Accrued vacation	12,377	18,702
Accrued compensation	(61,566)	41,010
Deferred revenue	180,924	773,624

Net cash used in operating activities	(5,298,919)	(5,656,575)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(22,878)	(24,480)

Net cash used in investing activities	(22,878)	(24,480)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of Loan	2,500,000	—
Repayment of Loan principal	(24,880)	—
Proceeds from issuance of Series C preferred stock	—	4,999,999
Series C preferred stock issuance costs paid	—	(54,180)
Repurchase of common stock	—	(375)
Proceeds from exercise of common stock options	8,260	2,125

Net cash provided by financing activities	2,483,380	4,947,569

NET DECREASE IN CASH AND CASH EQUIVALENTS	(2,838,417)	(733,486)

CASH AND CASH EQUIVALENTS — Beginning of year	3,544,175	4,277,661

CASH AND CASH EQUIVALENTS — End of year	$705,758	$3,544,175

See notes to financial statements.

LIVEMOCHA, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

1.                      SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

Operations — Livemocha, Inc. (“Livemocha” or the “Company”), was incorporated in February 2007 to provide language-learning solutions by fusing traditional learning methods with online practice with native speakers from around the world. The Company has developed a tool set that includes flexible online skills-based learning and has content creation tools designed to leverage the cumulative knowledge of more than one million teachers, linguists, and polyglots. The Company funds initiatives, such as the Livemocha Scholarship Program, which helps underfunded schools bolster language programs, and which underscores the Company’s commitment to widespread, global communication. By connecting learners with native-speaking peers and teachers, Livemocha seeks to transform language learning into a form of communication in itself, driving skill acquisition and the cross-cultural exploration crucial for navigating in a new language. Based in Seattle and launched in 2007, Livemocha has grown to more than 16 million members from more than 190 countries.

Basis of Presentation — The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (GAAP) and reflect the financial position, results of operations, and cash flows of the Company.

Use of Estimates — The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions have been made regarding the allowance for doubtful accounts and stock-based compensation. Actual results could differ from those estimates.

Concentrations of Credit Risk — Financial instruments that potentially subject the Company to concentrations of credit risk are primarily accounts receivable and cash and cash equivalents.

The Company has credit risk regarding trade accounts receivable. The Company performs initial and ongoing evaluations of its customers’ financial position and generally extends credit on account, without collateral. No customers represented more than 10% of the Company’s net accounts receivable as of December 31, 2012 and 2011. Further, no customers represented more than 10% of the Company’s revenue for the years ended December 31, 2012 and 2011.

The Company maintains general cash balances at one bank in a non-interest-bearing checking account that is fully insured by the Federal Deposit Insurance Corporation.

Risks and Uncertainties — The Company is subject to the risks and challenges of an entity in its early stages, including dependence on key individuals; successful marketing and further acceptance of its products and services; continued access to adequate funding prior to generating sufficient revenues to sustain operations; and competition from larger companies with greater financial, technical, and marketing resources.

Fair Value of Financial Instruments —As of December 31, 2012 and 2011, the Company had the following financial instruments: cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses. As of December 31, 2012, the Company’s financial instruments also included notes payable. The carrying value of these instruments approximates their fair values based on the liquidity of the financial instruments or their short-term nature.

Cash and Cash Equivalents — The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash and cash equivalents. The amounts are recorded at cost, which approximates fair value. The fair value of money market funds included in cash equivalents at December 31, 2012 and 2011, is classified as Level 1 under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 820, Fair Value Measurements and Disclosures, as amounts were based on quoted prices available in active markets for identical investments as of the reporting date. As of December 31, 2012 and 2011, $55,000 was maintained to cover the Company credit card.

Accounts Receivable — The Company, in the normal course of its business, extends credit to customers. Trade receivables are considered delinquent when the due date has passed with no payment on the customer’s account. The Company uses the allowance method for recording doubtful collections on receivables. As of December 31, 2012 and 2011, there is no allowance for doubtful accounts.

Property and Equipment — Net — Property and equipment are carried at cost, net of accumulated depreciation and amortization. Expenditures for maintenance and repairs are expensed as incurred. When property and equipment are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and the resulting gain or loss is recognized. Depreciation is recorded using the straight-line method over the following estimated useful lives:

Computer equipment and software	3 years
Office furniture and equipment	3 years

Leasehold improvements are amortized over the shorter of the lease term or estimated useful life of the asset.

Internally Developed Software and Website Development Costs — Costs related to the development of internal-use software and the Company’s website, other than those incurred during the application development stage, are expensed as incurred. Costs incurred during the application development stage are capitalized and amortized over the estimated useful life of the software. Due to the relatively short period of the application development stage and the insignificance of related costs incurred during this period, no software or website development costs have been capitalized to date as of December 31, 2012 and 2011.

Impairment of Long-Lived Assets — The Company periodically reviews the carrying value of its long-lived assets, such as property and equipment, whenever current events or circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. There were no impairment charges during the years ended December 31, 2012 and 2011.

Revenue Recognition — The Company recognizes revenue when all of the following criteria are met:

•                  There is persuasive evidence of an arrangement.

•                  The product has been delivered or services rendered.

•                  The fee is fixed and determinable.

•                  Collectibility is reasonably assured.

Revenue currently consists of the following three categories:

Advertising and Service Fees — This represents traditional forms of online advertising on the Company’s website. Revenues from advertising are recognized after advertisements are published on the website.

Language Courses — This represents online language courses. The balance sheet includes proceeds from language course sales that have been initially deferred and are recognized as revenue ratably over the subscription period, based on the nature of the course purchased. As the subscription periods are less than one year, all the deferred revenue is classified as a current liability.

Preferred Distribution and Platform Fees — This represents an agreement with a publisher to provide preferred distribution ongoing platform development and hosting of its conversational English courses. The agreement began in February 2009 and continued through August 31, 2011. Revenue was recognized ratably over the course of the agreement.

Cost of Revenue — Cost of revenue primarily consists of costs associated with royalty fees for providing content embedded within the Company’s website, third-party subscription sales fees, and online language conversation coaching.

Advertising Costs — The Company expenses the cost of advertising as incurred. Advertising costs, which are included in total sales and marketing costs, charged to expense for the years ended December 31, 2012 and 2011, were $582,403 and $1,198,481, respectively.

Stock-Based Compensation — The Company recognizes the cost of employee services received in exchange for awards of equity instruments based upon the fair value of those awards on the grant date. The Company’s operating results contain a charge for stock-based compensation expense of $97,923 and $119,035 for the years ended December 31, 2012 and 2011, respectively, related to employee stock options.

Stock-based compensation expense is measured at the grant date based on the value of the equity award and is recognized as expense, less expected forfeitures, over the requisite service period, which is generally the vesting period. The fair value of each equity award is estimated on the date of grant using the Black-Scholes option-pricing model. The Company recognizes stock-based compensation expense on the straight-line method for its equity awards issued to employees. Determining the fair value of stock-based awards at the grant date requires judgment, including estimating the expected volatility, expected term, risk-free interest rate, and expected dividends, as follows:

Expected Term — The Company’s expected term has been estimated using the simplified method as described in ASC 718, Stock Compensation, which permits entities, under certain circumstances, to continue to use the simplified method in developing estimates of the expected term of “plain vanilla” stock-based awards.

Expected Volatility — The Company’s volatility factor is estimated using comparable public company volatility for similar expected terms.

Expected Dividend — The Company has never paid cash dividends and has no present intention to pay common stock cash dividends in the future; as a result, the expected dividend is $0.

Risk-Free Interest Rate — The Company bases the risk-free interest rate used in the Black-Scholes valuation method on the implied yield currently available on U.S. Treasury zero-coupon issues with an equivalent remaining term. Where the expected term of the Company’s stock-based awards does not correspond with the term for which an interest rate is quoted, the Company performs a straight-line interpolation to determine the rate from the available term maturities.

The Company has calculated the fair value of stock options as of December 31, 2012 and 2011, with the following weighted-average assumptions for options granted as follows:

	2012	2011

Expected life (years)	6.07	5.90
Expected volatility	55.33%	54.93%
Dividend yield	—%	—%
Risk-free interest rate	0.85%	1.84%

The fair value of equity instruments issued to nonemployees is recognized as an expense over the period in which the related services are received. Of the stock-based compensation expense recognized for the years ended December 31, 2012 and 2011, $0 and $3,745, respectively, relates to nonemployee options.

Income Taxes — The Company uses the asset and liability method in providing income taxes on all transactions that have been recognized in the financial statements. The Company provides for deferred income taxes resulting from temporary differences, which arise from recording certain transactions (principally depreciation and amortization, accrual to cash basis differences, and net operating loss carryforwards) in different years for income tax reporting purposes than for financial reporting purposes. Deferred tax liabilities and assets are determined based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effects of tax rate changes on future deferred tax liabilities and deferred tax benefits, as well as other changes in income tax laws, are recognized in net income in the period such changes are enacted. Deferred tax assets and liabilities in the balance sheet are classified based upon the related asset or liability creating the deferred tax. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. The Company believes sufficient uncertainty exists regarding the realizability of the deferred tax assets such that a full valuation allowance is required. The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.

Defined Contribution Plan — The Company has a defined contribution plan in accordance with Internal Revenue Code Section 401(k) (the “401(k) Plan”). All employees who meet the minimum service requirements are eligible to participate in the 401(k) Plan. Under the provisions of the 401(k) Plan, there is no Company match of the employees’ contributions.

Subsequent Events — The Company has evaluated the impact of subsequent events on the accompanying financial statements through June 12, 2013.

Merger

On April 1, 2013, the Company entered into an Agreement and Plan of Merger (the “Agreement”) with Rosetta Stone Ltd. (“Rosetta Stone), a wholly-owned subsidiary of Rosetta Stone Inc., Liberty Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Rosetta Stone (the “Subsidiary”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as agent for the stockholders of Livemocha.  Pursuant to the Agreement, Rosetta Stone agreed to acquire all of the outstanding shares of the Company for approximately $8.5 million (the “Purchase Price”) through the merger of Livemocha with and into the Subsidiary, upon which time the separate corporate existence of the Subsidiary would cease and Livemocha would continue as the surviving corporation and become a wholly-owned subsidiary of Rosetta Stone (the “Merger”).

Each share of the Company’s capital stock issued and outstanding immediately prior to the Merger was automatically converted into the right to receive an amount of cash consideration as of the effective date of the Merger. Each Company option and warrant was canceled, retired and ceased to exist in exchange for no cash consideration as of the effective date of the Merger.

Loan

On June 1, 2012, the Company entered into a $2,500,000 loan and security agreement (the “Loan”) with Venture Lending & Leasing VI, Inc. If the Company repays the Loan prior to the conclusion of the 30-month term, the Company must pay the full future interest expense due under the Loan. Repayment of the Loan was imminent upon the close of the Merger and the Company recognized the full remaining interest expense due under the Loan of $328,286 during the three months ended March 31, 2013. The Loan was settled at the close of the Merger on April 1, 2013 described below.

Related-Party Loans

On February 11, 2013 and March 6, 2013, the Company entered into convertible promissory notes with the following shareholders: August Capital V, LP, Maveron Equity Partners III, LP, Maveron III Entrepreneurs’ Fund, LP, and MEP III Associates Fund, LP (the “Related-Party Loans”). The interest rate on the Related-Party Loans is 10%.  The Related-Party Loans permit the Company to convert principal and unpaid interest into equity securities of the Company at the option of the lenders at the next equity offering that raises over $2,000,000 in gross proceeds, including the conversion of the Related-Party Loans.  The outstanding Related-Party Loans of $543,000 were repaid at the close of the Merger on April 1, 2013, described below.

Recent Accounting Pronouncements — In February 2013, the FASB issued Accounting Standards Update No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, which requires disclosure of significant amounts reclassified out of accumulated other comprehensive income by component and their corresponding effect on the respective line items of net income. The Company is evaluating the impact the adoption of such guidance will have on the Company’s reported results of operations or financial position.

2.                      PROPERTY AND EQUIPMENT

Property and equipment, less accumulated depreciation and amortization, as of December 31, 2012 and 2011, consist of the following:

	2012	2011

Computer equipment	$203,684	$183,984
Computer software	5,490	5,490
Furniture	14,136	10,957

Total property and equipment	223,310	200,431

Less accumulated depreciation and amortization	(176,532)	(126,778)

Property and equipment — net	$46,778	$73,653

Depreciation expense was $49,754 and $47,001 for the years ended December 31, 2012 and 2011, respectively.

3.                      INCOME TAXES

The Company has deferred tax assets as of December 31, 2012 and 2011, as follows:

	2012	2011

Deferred tax assets:
Net operating loss	$7,103,877	$5,485,415
Other	104,148	60,632

Total deferred tax assets	7,208,025	5,546,047

Valuation allowance	(7,208,025)	(5,546,047)

Net deferred tax assets after valuation allowance	$—	$—

The Company has recognized a full valuation allowance equal to its net deferred tax assets due to the uncertainty of realizing the benefits of the assets.

The Company’s effective income tax rates for the period presented differ from the statutory rate of 35% primarily due to the change in the valuation allowance, which primarily relates to the valuation allowance against the current-year losses.

At December 31, 2012 and 2011, the Company has net operating loss carryforwards of $20,894,000 and $16,134,000, respectively, which will begin to expire in 2027. As a result of a change in ownership on April 1, 2013, the Company’s net operating loss carryforwards generated prior to this date are subject to annual limitations on utilization under Internal Revenue Code Section 382. Future changes in control could further limit the ability to utilize net operating losses.

4.                      DEBT

On June 1, 2012, the Company entered into a $2,500,000 loan and security agreement (the “Loan”) with Venture Lending & Leasing VI, Inc. The interest rate on the Loan is 9%. The term of the Loan is 30 months with interest only until December 31, 2012. The Loan was settled at the close of the Merger on April 1, 2013, described above.

During the year ended December 31, 2012, the Company recognized and paid $131,642 of interest expense and paid principal of $24,880.

5.                      STOCKHOLDERS’ EQUITY

The Articles of Incorporation authorized the Company to issue 94,412,628 shares of stock, consisting of 60,000,000 shares of common stock at $0.00001 par value per share and 34,412,628 shares of preferred stock (“Series A preferred stock,” Series B preferred stock,” and “Series C preferred stock,” collectively, “preferred stock”) at $0.00001 par value per share.

The holders of preferred stock have the same voting rights as the holders of common stock and are entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Company, and the holders of common stock and preferred stock shall vote together as a single class on all matters. Each holder of common stock shall be entitled to one vote for each share of common stock held, and each holder of preferred stock shall be entitled to the number of shares of common stock into which such shares of preferred stock could be converted.

As of December 31, 2012 and 2011, there were 6,123,489 shares of Series A preferred stock outstanding, 18,868,813 shares of Series B preferred stock outstanding, and 6,361,240 shares of Series C preferred stock outstanding.

Preferred Stock Financing — In July 2011, the Company issued 6,361,240 shares of Series C preferred stock at $0.78 per share for net proceeds of $4,945,819.

Priority — The preferred stock ranks senior to common stock issued with respect to payment of dividends and amounts upon liquidation, dissolution, or winding-up.

Conversion Rights — Each share of preferred stock is convertible, in whole or in part, at the option of the holder thereof, into shares of common stock. Series A preferred shares are convertible at a conversion ratio of 1.46608 per share. Series B and Series C preferred shares are convertible on a 1-for-1 basis.

Automatic Conversion — Each share of preferred stock will automatically be converted into shares of common stock at the conversion price at the time in effect for such series immediately upon the earlier of (i) the Company’s sale of its common stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, the public offering price of which results in aggregate cash proceeds to the Company of not less than $25,000,000, or (ii) the date specified by written consent or agreement of the holders of a majority of the then-outstanding shares of the Series A preferred stock on an as-converted basis.

Liquidation Preference — In the event of a sale, liquidation, or winding-up of the Company (a “Liquidation Event”) and before any distributions are made to the holders of the common stock, each holder of preferred stock shall receive, on a pari passu basis, one time its respective original issue price (as adjusted for stock splits, stock dividends, and similar events), plus declared but unpaid dividends (the

“Preferred Preferential Distribution”). After the Preferred Preferential Distribution, any assets remaining shall be distributed to the holders of common and preferred stock (on an as-converted basis) until each holder of the preferred stock has received an aggregate amount equal to three times its respective original issue price.

Unless the holders of two-thirds of interest of the preferred stock consent otherwise, a merger, acquisition, share exchange, or other transaction or series of transactions in which the stockholders of the Company immediately prior to such transaction or series of transactions do own a majority of the outstanding shares and a majority of the voting power of the surviving entity after such transaction or transactions, or any sale, lease, or other disposition of all or substantially all of the assets of the Company, will be deemed to be a Liquidation Event for purposes of the liquidation preference.

Dividends — The holders of Series A, Series B, and Series C preferred stock shall be entitled to receive dividends, when and if declared by the board of directors, out of funds legally available at the rate per share per annum of $0.08225, $0.03392, and $0.06288 for the Series A, Series B, and Series C preferred stock, respectively, as adjusted from time to time for stock splits, stock dividends, and similar events. The right to such dividends on the preferred stock shall not be cumulative, and no rights shall accrue to the holders of preferred stock by reason of the fact that dividends on such shares are not declared or paid in any year. During 2012 and 2011, no dividends were declared by the board of directors.

Redemption — Redemption rights are available for Series A, B, and C preferred stock at any time after July 6, 2018, at the election of the holders of at least two-thirds of the shares of the preferred stock then outstanding, voting together as a single class on an as-converted basis.

Common Stock Warrants — As of December 31, 2011, the Company had 1,000,000 common stock warrants outstanding. During the year ended December 31, 2011, 50,000 common stock warrants that were previously issued to the Company’s legal counsel in exchange for discounts provided in connection with Series A preferred stock financing legal fees were exercised. The exercise price was the price per share of the underlying security ($0.00001). In connection with the Series C financing, the Company issued 1,000,000 shares of common stock warrants. The exercise price per share of these warrants is $0.15. The common stock warrants are tied to performance conditions and are vested in three tranches when each condition is achieved. As of December 31, 2011, the performance conditions were not achieved. On November 9, 2012, an amendment to the original agreement was executed terminating all warrants. For the year ended December 31, 2012 and 2011, the Company recorded $0 expense related to these warrants.

Series A Preferred Stock Warrants — As of December 31, 2012 and 2011, the Company had 14,590 Series A preferred stock warrants outstanding. The exercise price was the price per share of the underlying security ($1.02812). These warrants expire in November 2015. These warrants were valued using the Black-Scholes option-pricing model.

Series C Preferred Stock Warrants — During the year ended December 31, 2011, the Company issued 500,000 Series C preferred stock warrants in conjunction with the Series C preferred stock issuance. The warrants were tied to financial performance conditions that were not achieved during the year ended December 31, 2011, and the warrants expired on January 1, 2012.

6.                      STOCK OPTION PLAN

In 2007, the Company’s board of directors adopted the 2007 Stock Plan (the “Plan”). Under the Plan, up to 2,329,908 shares of the Company’s common stock, in the form of both incentive and nonqualified stock options, may be granted to eligible employees, directors, and consultants. In connection with the close of the Series B preferred stock financing, the stock option plan was increased by 7,825,562 shares. Vesting and exercise provisions are determined by the Company’s board of directors at the time of grant. Options generally vest with respect to 25% of the shares one year after the options’ vesting commencement date and the remainder ratably on a monthly basis over the following three years. Options granted under the Plan have a maximum term of 10 years. Vested options can be exercised at any time.

	Available	Options	Exercise	Contractual
	for Grant	Outstanding	Price	Term

Balance — January 1, 2011	1,447,021	8,512,387	$0.15	9.29

Granted	(4,950,000)	4,950,000	0.16	9.47
Exercised		(14,166)	0.15	7.91
Forfeited/canceled	7,738,067	(7,707,025)	0.15

Balance — December 31, 2011	4,235,088	5,741,196	0.15	8.77

Granted	(1,191,000)	1,191,000	0.17	9.39
Exercised		(55,074)	0.15	7.62
Forfeited/canceled	311,647	(290,397)	0.16

Balance — December 31, 2012	3,355,735	6,586,725	0.16	8.41

Exercisable — December 31, 2012		4,621,225	0.15	7.52

Expected to vest — December 31, 2012		1,034,500	$0.16	7.89

The weighted-average fair value of options granted was $0.08 during 2012 and 2011. There was $214,256 and $244,532 of total unrecognized compensation expense expected to be recognized over a weighted-average period of 2.41 years and 2.86 years as of December 31, 2012 and 2011, respectively.

7.                      COMMITMENTS AND CONTINGENCIES

In the normal course of business, the Company has various claims in process and other contingencies. The Company regularly assesses all contingencies and believes, based on information presently known, that the ultimate liability for these matters, individually and in the aggregate, taking into account established accruals for estimated liabilities, will not be material to the financial position of the Company.

The Company leased office space in Bellevue, Washington. The lease began in February 2008 and ended in June 2012. In October 2010, the Company moved to a new location in Seattle and made the Bellevue space available for sublease. In December 2010, the Company subleased the Bellevue space through the end of the lease term. In connection with the sublease, the Company recorded a loss on abandonment totaling $133,109 in September 2010, which was paid out over the remaining lease term of 1.5 years. The outstanding portion of the lease abandonment liability at December 31, 2012 and 2011 is recorded in accounts payable and accrued liabilities at $0 and $38,227, respectively.

The Company also leases office space in Seattle, Washington. The lease began in October 2010 and ended in September 2012. Subsequent to September 2012, the Company is leasing the office space on a month-to-month basis. Rent expense was $345,741 and $314,110 in 2012 and 2011, respectively.

******